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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY



                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT



                         Dated as of February 1, 2001



                                by and between



                         FIBERNET TELECOM GROUP, INC.



                                      and



                          THE PURCHASERS NAMED HEREIN


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                        COMMON STOCK PURCHASE AGREEMENT



     This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated as of February 1, 2001 by and among FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), and the purchasers identified on Exhibit A attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          Section 1.1    Definitions.

          (a) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of Delaware.

          (b)  "Commission" shall have the meaning assigned to such term in
Section 2.3 hereof.

          (c) "Commission Documents" shall have the meaning assigned to such term in Section 3.1(d) hereof.

          (d) "Commission Filings" means the Company's Form 10-KSB for the fiscal year ended December 31, 1999, its Form 10-QSB for the fiscal quarter ended March 31, 2000, its Form 10-QSB for the fiscal quarter ended June 30, 2000, its Form 10QSB for the fiscal quarter ended September 30, 2000, its Form 8-K filed on April 14, 2000, its Form 8-K filed on June 8, 2000, its Form 8-K filed on July 11, 2000, its Form 8-K dated August 4, 2000, its Form 8-K filed on August 15, 2000, its Registration Statement on Form S-3 (No. 333-43788), and all other filings made by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (e) "Material Adverse Effect" shall mean any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

          (f)  "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").
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          (g)  "Registration Statement" shall mean the registration statement on
Form S-3, Commission File Number 333-43788, under the Securities Act, filed with the Securities and Exchange Commission, and subsequently declared effective by the Securities and Exchange Commission, for the registration of the Shares, as such Registration Statement may be amended from time to time.

          (h) "Shares" shall mean the Warrants and shares of Common Stock of the Company that are sold under the terms of this Agreement.

                                  ARTICLE II

                 Purchase and Sale of Common Stock and Warrant

          Section 2.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (a) 6,440,000 shares of its common stock, $0.001 par value per share (the "Common Stock") and (b) warrants to purchase 1,288,000 shares of Common Stock (the "Warrants").

          Section 2.2 Purchase and Sale of Stock. Upon execution of this Agreement, the Purchasers shall deliver the Purchase Price (as defined herein) to the escrow agent pursuant to the Escrow Agreement attached hereto as Exhibit
B. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.4) the Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company in the aggregate 6,440,000 shares of Common Stock at a purchase price of $4.375 per share, for an aggregate purchase price of Twenty Eight Million One Hundred and Seventy Five Thousand ($28,175,000) (the "Purchase Price"), which amount shall include the Warrants.

          Section 2.3 Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act, the Registration Statement, including a prospectus subject to completion relating to the Shares.

          Section 2.4 Purchase Price, Closing and Settlement. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers, agree to purchase from the Company, the Warrants and that number of the shares of the Company's Common Stock as set forth on Exhibit A to this Agreement. The purchase and sale of the Shares, and release of the Purchase Price from escrow, (the "Closing") shall take place at the offices of the Company on (i) a date not later than February 9, 2001 or (ii) such other place or date as the Purchasers and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. On the Closing Date, the Company shall deliver the Shares purchased by the Purchasers to the Purchasers or their designee, as indicated in writing by the Purchasers, against payment therefor to the Company's designated account by wire transfer of immediately available funds. In the event the Escrow Agreement terminates and is no longer

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of any force or effect prior to Closing, then this Agreement shall terminate and the parties hereto shall have no further obligations under this Agreement.


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                                  ARTICLE III

                        Representations and Warranties

          Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company does not have any subsidiaries (as defined in Section 3.1(g)) except as set forth in the Registration Statement and in the Company's most recent Form 10-KSB, including the accompanying financial statements (the "Form 10-K"), or in the Company's most recent Form 10-QSB (the "Form 10-Q"), or on Schedule 3.1(e) attached hereto. The Company and each such subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Common Stock shall be validly issued and outstanding, fully paid and non-assessable, and upon payment of the exercise price in accordance with the terms of the Warrant Agreement, the form of which is attached hereto as Exhibit C, the shares of Common Stock issuable upon exercise of the Warrants shall be validly issued and outstanding, fully paid and non-assessable.

          (d) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, except as disclosed in the Registration Statement, or the Commission Documents or the Commission Filings, as of the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the

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reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has made available to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1999 and prior to the Closing Date. The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-KSB for the year ended December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such document, and, as of its date, such Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (e) Subsidiaries. The Commission Documents or Schedule 3.1(e) set forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Documents or the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

          (f) Certain Fees. Other than the fees of H.C. Wainwright & Co., Inc. and Kaufman Bros., L.P., for which the Company shall be solely responsible, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

          (g) Securities Act of 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

               (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424

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under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

               (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchasers furnished to the Company in writing by or on behalf of the Purchasers expressly for use therein.

               (iii) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchasers, will not distribute any offering material in connection with the offer and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

          (h) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for the purposes set forth in the Prospectus under "Use of Proceeds."

          (i) Registration Statement. The sale and issuance by the Company of the Shares have been validly registered pursuant to the Registration Statement and such shares of Common Stock will be issued without a restrictive legend.

          Section 3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser, individually on behalf of itself, hereby makes the following representations, warranties and covenants to the Company:

          (a) Organization and Standing of the Purchaser. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction identified on Exhibit A .

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship,

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receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose or lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is on or by which any of its respective properties or assets are bound or (iv) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

          (d) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser to the extent such information is either publicly available or not of a material nature. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

          (e) Investment Intent. The Purchaser is purchasing the Shares for its own account for investment and not with a view toward the resale or distribution thereof to others, and has no intent of undertaking special selling activities with respect to the Company's Common Stock.

                                  ARTICLE IV

                                   Covenants

     The parties covenant with each other as follows, which covenants are for the benefit of the party indicated and its or their permitted assignees.

          Section 4.1 Securities. The Company shall notify the Commission and NASDAQ, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as

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may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchasers or subsequent holders.

          Section 4.2 Registration and Listing. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by the Purchasers hereunder on the NASDAQ or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD or any relevant market or system.

          Section 4.3 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

          Section 4.4 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 4.5 Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchasers and neither the Purchasers nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

          Section 4.6 Prospectus Delivery. Upon Closing, the Company will deliver to the Purchasers, without charge, in such quantities as reasonably requested by the Purchasers, copies of each form of Prospectus (and any amendment or supplement thereto). As soon after the Closing as possible and thereafter from time to time for such period as in the opinion of counsel for the Purchasers a prospectus is required by the Securities Act to be delivered in connection with sales by the Purchasers, the Company will expeditiously deliver to the Purchasers, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Purchasers may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchasers, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchasers is required to be set forth in the Prospectus (as then amended or supplemented) or should be set

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forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchasers a reasonable number of copies thereof.

          Section 4.7 Effective Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practicable and will advise the Purchasers promptly and, if requested by the Purchasers, will confirm such advice in writing, when the Company receives notice that the Registration Statement or such post-effective amendment has become effective.

                                   ARTICLE V

                             Conditions to Closing

          Section 5.1 Conditions Precedent to the Obligation of the Company to Close this Agreement and to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchasers is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Purchaser's Representations and Warranties. The Purchaser shall deliver a certificate to the effect that the representations and warranties of each of the Purchasers shall be true and correct in all material respects as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          (b) Effective Registration Statement. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission.

          (c) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers.

          (d) No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Suspension, Etc. Trading in the Company's Common Stock shall not be suspended by the Commission or the NASD (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported on NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities

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whose trades are reported by American Stock Exchange, or on the New York Stock
     Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

          (f) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (g) Warrant Agreement. The Purchasers shall have entered into the Warrant Agreement.

          (h) Escrow Agreement. The Escrow Agreement shall not have been terminated and shall be in full force and effect.

          Section 5.2 Conditions Precedent to the Obligation of the Purchasers to Close this Agreement. The obligation hereunder of the Purchasers to purchase the Shares set forth opposite the Purchasers' name on Exhibit A is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

          (a) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (b) No Suspension, Etc. Trading in the Company's Common Stock shall not be suspended by the Commission or the NASD (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported on NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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          (d)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (e) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit D hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

          (f) Warrant Agreement. The Company shall have entered into the Warrant Agreement.

          (g) Escrow Agreement. The Escrow Agreement shall not have been terminated and shall be in full force and effect.

          (h) Prospectus Supplement. The Company shall have filed a Prospectus Supplement registering the Shares pursuant to the Registration Statement on Form S-3 (Registration Number 333-43788).

          (i) Credit Agreement Amendment. The Company shall have amended its Credit Agreement dated April 11, 2000 (the "Credit Agreement"), to the extent necessary to allow for the purchase and sale of the Shares contemplated by this Agreement without invoking any mandatory prepayment or other provisions of the Credit Agreement which may restrict or in anyway limit (i) the ability of the Company to effectuate the purchase and sale of the Shares or (ii) the use of the proceeds received by the Company upon the purchase and sale of the Shares.

          (j) Bank Facility Increase The Company shall have received a written commitment from the Lenders, as such term is defined in the Credit Agreement, agreeing to increase the Company's credit facility from $75 million to an amount not less than $100 million.

          (k) Accuracy of the Company's Representations and Warranties. The Company shall deliver a certificate, executed by an officer of the Company, to the effect that the representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                                  ARTICLE VI

                                 Miscellaneous

          Section 6.1 Fees and Expenses. Each of the parties to this Agreement shall be responsible for the payment of their own fees and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

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          Section 6.2    Specific Enforcement, Consent to Jurisdiction.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in The State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

          Section 6.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchasers make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 6.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective if delivered to the Company in the manner set forth below to the address or number set forth below and to the Purchasers in the manner set forth below to the address or number set forth on Exhibit B, in each case (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications to the Company shall be:

                         FiberNet Telecom Group, Inc.
                         570 Lexington Avenue
                         New York, New York 10022
                         Tel. No.: (212) 405-6200
                         Fax No.:  (212) 421-8920
                         Attention:  Michael S. Liss,
                                     President and Chief Executive Officer

With copies to:          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                         Chrysler Center
                         666 Third Avenue
                         New York, New York  10022
                         Tel. No.: (212) 935-3000
                         Fax No.: (212) 983-3115
                         Attention:  Gordon Caplan, Esq.

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days prior written notice of such changed address to the other party hereto.

          Section 6.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 6.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 6.7 Successors and Assigns. The Purchasers may not assign this Agreement to any person without the prior written consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

          Section 6.9 Survival. The representations and warranties of the Company and each of the Purchasers contained in Article III and the covenants contained in Article IV shall survive the execution and delivery hereof and the Closing until the one (1) year anniversary of the date of the Closing.

          Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

          Section 6.11 Publicity. Prior to the Closing, neither the Company nor any Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. Promptly after the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, provided, however, that in the event such press release contains the identity of any of the Purchasers or quotes of any of the Purchasers, then prior to issuing any such press release, making any such public statement or announcement, the Company shall obtain the prior consent of such Purchaser identified or quoted, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to or after the Closing, the Company shall consult with the Purchasers on the form and substance of such press release or other disclosure.

          Section 6.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 6.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                             FIBERNET TELECOM GROUP, INC.


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                             [________________________]


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                             [________________________]


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   EXHIBIT A

            Number of Shares of Common Stock and Warrants Purchased

                               EXHIBIT B TO THE
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT


ESCROW AGREEMENT

                               EXHIBIT C TO THE
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT


FORM OF WARRANT AGREEMENT

                               EXHIBIT D TO THE

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

MINTZ LEVIN OPINION

                             DISCLOSURE SCHEDULES
                   RELATING TO THE COMMON STOCK AND WARRANT
            PURCHASE AGREEMENT, DATED AS OF EBRUARY 1, 2001 BETWEEN
                       FIBERNET TELECOM GROUP, INC. AND
                         THE PURCHASERS NAMED THEREIN

     ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK AND WARRANT PURCHASE AGREEMENT (THE "AGREEMENT"). ANY CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE AGREEMENT.

     ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER.

                              INDEX OF SCHEDULES

Schedule 3.1(e) - Subsidiaries

                                Schedule 3.1(e)

                                 Subsidiaries
                                 ------------

------------------------------------------------------------------------------
 Subsidiaries of FiberNet          State of Incorporation   Ownership Interest
 Telecom Group, Inc.                  or Organization
------------------------------------------------------------------------------

FiberNet Operations, Inc.                 Delaware                 100%
------------------------------------------------------------------------------

FiberNet Telecom, Inc. (1)                Delaware                 100%
------------------------------------------------------------------------------

FiberNet Equal Access, L.L.C. (2)         New York                 100%
------------------------------------------------------------------------------

Local Fiber, L.L.C. (2)                   New York                 100%
------------------------------------------------------------------------------

Devnet, L.L.C. (3)                        Delaware                 100%
------------------------------------------------------------------------------

(1) FiberNet Operations, Inc. owns 100% of the capital stock.

(2) FiberNet Telecom, Inc. owns 100% of the membership interests.

(3) The FiberNet Telecom Group, Inc. owns 96.386% of the membership interests and FiberNet Operations, Inc. owns 3.614% of the membership interests.